Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 29, 2007

	Name of Subsidiary	Jurisdiction
1.	AVAD LLC	Delaware
2.	DBL Distributing LLC	Delaware
3.	VPN Dynamics, Inc.	Delaware
4.	CD Access Inc.	Iowa
5.	IMI Washington Inc.	Delaware
6.	Ingram Funding Inc.	Delaware
7.	Ingram Micro CLBT Inc.	Delaware
8.	Ingram Micro Delaware Inc.	Delaware
9.	Ingram Micro CLBT [1]	Pennsylvania
10.	Ingram Micro L.P. [2]	Tennessee
11.	Ingram Micro Texas L.P. [3]	Texas
12.	Ingram Micro Inc.	Ontario, Canada
13.	AVAD Canada Ltd.	Canada
14.	Ingram Micro Holdco Inc.	Ontario, Canada
15.	Ingram Micro LP [4]	Ontario, Canada
16.	Ingram Micro Logistics LP [5]	Ontario, Canada
17.	Ingram Micro Japan Inc.	Delaware
18.	Ingram Micro Singapore Inc.	California
19.	Ingram Micro Taiwan Inc.	Delaware
20.	Ingram Micro Texas LLC [6]	Delaware
21.	Ingram Micro Europe Holding LLC	Delaware
22.	Intelligent Express, Inc. [7]	Pennsylvania
23.	RND, Inc. [8]	Colorado
24.	Computek Enterprises (U.S.A.) Inc. [9]	Florida
25.	Ingram Export Company Ltd.	Barbados
26.	Ingram Micro Compañia de Servicios, S.A. de C.V. [10]	Mexico
27.	Ingram Micro Latin America & Caribbean Inc.	Delaware
28.	Ingram Micro Chile, S.A. [11]	Chile
29.	Ingram Micro Peru, S.A. [12]	Peru
30.	Ingram Micro Latin America	Cayman Islands
31.	Ingram Micro Argentina, S.A.[13]	Argentina
32.	Ingram Micro Brasil Ltda. [14]	Brazil
33.	Ingram Micro Tecnologia E Informatica Ltda [15]	Brazil
34.	Ingram Micro Caribbean	Cayman Islands
35.	Ingram Micro Panama, S. de R.L. [16]	Panama
36.	Ingram Micro Logistics Inc. [17]	Cayman Islands
37.	CIM Ventures Inc. [18]	Cayman Islands
38.	Ingram Micro Mexico, S.A. de C.V. [19]	Mexico
39.	Export Services Inc.	California
40.	Securematics, Inc. [20]	California
41.	Ingram Micro SB Holdings Inc.	Cayman Islands
42.	Ingram Micro SB Inc.	California

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 29, 2007

	Name of Subsidiary	Jurisdiction
43.	Ingram Micro Management Company [21]	USA (California)
44.	Ingram Micro Atlantic Holding Inc. [22]	Cayman Islands
45.	Ingram Micro North Atlantic Holding Inc. [23]	Cayman Islands
46.	Ingram Micro International Inc.[24]	Cayman Islands
47.	Ingram Micro Europe Treasury LLC	USA (Delaware)
48.	Ingram Micro Luxembourg Sarl	Luxembourg
49.	Ingram Micro SAS [25]	France
50.	Ingram Micro GmbH	Switzerland
51.	Ingram Micro Holding GmbH	Germany
52.	Ingram Micro Administration GmbH	Germany
53.	Ingram Micro GP GmbH	Germany
54.	Ingram Micro Pan Europe GmbH	Germany
55.	Ingram Micro Games GmbH	Germany
56.	Ingram Micro Distribution GmbH	Germany
57.	Compu-Shack Electronic GmbH & Co KG26	Germany
58.	Ingram Micro Europe GmbH[27]	Germany
59.	Ingram Macrotron GmbH	Germany
60.	Macrotron Systems GmbH	Germany
61.	Macrotron Process Technologies GmbH	Germany
62.	Ingram Micro Europe BVBA [28]	Belgium
63.	Ingram Micro BVBA [29]	Belgium
64.	Ingram Micro GmbH	Austria
65.	Vapriva BVBA [30]	Belgium
66.	Handelsmaatschappij voor Computers BVBA	Belgium
67.	Ingram Micro Magyarorszag Kft	Hungary
68.	Ingram Micro BV	Netherlands
69.	Ingram Micro (Pty) Ltd [31]	South Africa
70.	Bright Creative Communications BV	Netherlands
71.	Ingram Micro SL [32]	Spain
72.	Ingram Micro Holdings Ltd	UK
73.	Ingram Micro (UK) Ltd	UK
74.	Ingram Micro Finance Centre of Excellence Ltd	UK
75.	Ingram Micro Coordination Center BVBA [33]	Belgium
76.	Ingram Micro Nordic Holding BVBA [34]	Belgium
77.	Ingram Micro ApS	Denmark
78.	Ingram Micro AB	Sweden
79.	Ingram Micro AS	Norway
80.	Ingram Micro Srl [35]	Italy
81.	Ingram Micro Oy	Finland
82.	Ingram Micro (Portugal) Comercio Internacional & Servicos Sociedade Unipessoal LDA	Portugal

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 29, 2007

	Name of Subsidiary	Jurisdiction
83.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
84.	Ingram Micro New Zealand Holdings	New Zealand
85.	Ingram Micro Asia Holdings Inc.	California
86.	Ingram Micro Asia Ltd. [36]	Singapore
87.	Megawave Pte Ltd [37]	Singapore
88.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
89.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
90.	Ingram Micro Semiconductor Asia Pte. Ltd.	Singapore
91.	ERIM Sdn Bhd [38]	Malaysia
92.	Ingram Micro Malaysia Sdn Bhd	Malaysia
93.	Ingram Micro Holding (Thailand) Ltd [39]	Thailand
94.	Ingram Micro India Private Limited [40]	India
95.	Tech Pacific NZ Ltd	New Zealand
96.	Ingram Micro (Hong Kong) Ltd [41]	Hong Kong
97.	Ingram Micro Hong Kong (Holding) Ltd [42]	Hong Kong
98.	Chinam Electronics Limited [43]	Hong Kong
99.	Ingram Micro (China) Ltd [44]	Hong Kong
100.	Ingram Micro China Commercial Co. Ltd.	China
101.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
102.	Ingram Micro (Thailand) Ltd [45]	Thailand
103.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
104.	Ingram Micro Pty Ltd	Australia
105.	Ingram Micro Australia Pty Ltd	Australia
106.	Electronic Resources Australia (Qld) Pty Ltd [46]	Australia
107.	Electronic Resources Australia (Vic) Pty Ltd [47]	Australia
108.	Techpac Holdings (Australia) Pty Ltd [48]	Australia
109.	Tech Pacific Holdings Pty Limited	Australia
110.	Tech Pacific Australia Pty Ltd	Australia
111.	Ingram Micro Lanka (Private) Limited [49]	Sri Lanka
112.	Techpac Holdings Limited	Bermuda
113.	Tech Pacific Holdings (NZ) Limited	New Zealand
114.	Ingram Micro (NZ) Limited	New Zealand
115.	Imagineering (NZ) Limited [50]	New Zealand
116.	TP Holdings Limited [51]	Bermuda
117.	Tech Pacific (Thailand) Co., Ltd	Thailand
118.	Tech Pacific Asia Limited	British Virgin Islands
119.	Tech Pacific (H.K.) Limited	Hong Kong
120.	Tech Pacific Limited [52]	Hong Kong
121.	First Tech Pacific Distributors Sdn Bhd	Malaysia
122.	Tech Pacific Inc. [53]	Philippines
123.	Tech Pacific (Singapore) Ltd.	Singapore
124.	Tech Pacific Logistics Pte Ltd [54]	Singapore
125.	Tech Pacific Holdings Pte Limited	Singapore
126.	Tech Pacific Mauritius Limited	Mauritius
127.	Techpac Mauritius Limited	Mauritius
128.	Surajami Investment & Trading Co. Ltd [55]	India

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 29, 2007

	Name of Subsidiary	Jurisdiction
129.	Tech Pacific (India) Ltd	India
130.	Ingram Micro (India) Exports Pte Ltd	Singapore

[1]	Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

[2]	Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

[3]	Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

[4]	Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

[5]Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

[6]	Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

[7]	Dormant.

[8]	Dormant.

[9]	Dormant.

[10]	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

[11]	99% owned by Ingram Micro Latin America Inc. and 1% owned by Ingram Micro Caribbean.

[12]	99.99% owned by Ingram Micro Latin America & Caribbean Inc., .005% owned by Ingram Micro Caribbean and .005% owned by Ingram Micro Inc. (Delaware).

[13]	95% owned by Ingram Micro Latin America and 5% owned by Ingram Micro Caribbean.

[14]	99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

[15]	99.999% owned by Ingram Micro Brasil Ltda. and .001% owned by Ingram Micro Latin America.

[16]	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

[17]	40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

[18]	346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

[19]	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

[20]	51% owned by Securematics, Inc. (California) and 49% owned by Ingram Micro Inc. (Delaware).

[21]	7,818.77 shares owned by Ingram Micro Inc. and 92.45 shares owned by Ingram Micro Delaware Inc.

[22]	4,656.01 shares owned by Ingram Micro Management Company.

[23]	3,254.76 shares owned by Ingram Micro Management Company.

[24]	4,656.01 shares owned by Ingram Micro Atlantic Holding Inc. and 3,254.76 shares owned by Ingram Micro North Atlantic Holding Inc.

[25]	One share owned by Ingram Micro International Inc.

[26]	Ingram Micro GP GmbH complimentary member fully liable for Compushack GmbH & Co KG.

[27]	Ingram Micro Inc. owns 2,900 preferred shares.

[28]	One share owned by Ingram Micro International Inc. September 17, 2007: Capital increase: issuance of 42,582 shares. Ingram Micro Luxembourg Sarl now owns 399,211 shares.

[29]	One share owned by Ingram Micro International Inc. September 17, 2007: Capital increase: issuance of 18,449,406 shares. Ingram Micro Europe BVBA now owns 42,820,354 shares.

[30]	One share owned by Ingram Micro Europe BVBA.

[31]	January 31, 2007: Joint venture with MB Technologies (Pty) Ltd (South Africa): IM BV 50% shareholder; MB Technologies 50% shareholder.

[32]	One share owned by Ingram Micro Luxembourg Sarl.

[33]	16,157,901 shares owned by IM Europe BVBA and 11,424,521 shares owned by Ingram Micro Luxembourg Sarl.

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of December 29, 2007

[34]	One share owned by Ingram Micro BVBA.

[35]	One share owned by Ingram Micro Luxembourg Sarl. November 30, 2007: transfer of 41,599 shares (99.9976%) from IM BVBA (Belgium) to IM Europe BVBA (Belgium).

[36]	Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital and 0.002% held by minority shareholders.

[37]	Dormant.

[38]	Dormant.

[39]	46% of shares owned by Ingram Micro Asia Ltd and 54% of shares are held in trust by nominee shareholders on behalf of Ingram Micro Asia Ltd.

[40]	87.6% of shares owned by Ingram Micro Asia Ltd, 12.4% of shares owned by Tech Pacific (India) Ltd and 10 shares held by Ingram Micro Asia Holdings Inc.

[41]	90.190% of shares owned by Ingram Micro Asia Holdings Inc., 0.011% of shares owned by Ingram Micro Delaware Inc., and 9.799% of shares owned by Ingram Micro Asia Ltd.

[42]	Dormant. 100% of shares owned by Ingram Micro (Hong Kong) Ltd..

[43]	Dormant. 51% of shares owned by Ingram Micro Hong Kong (Holding) Ltd and 49% of shares owned by Ingram Micro Asia Ltd.

[44]	100% of shares owned by Ingram Micro Hong Kong (Holding) Ltd.

[45]	99.999% of shares owned by Ingram Micro Inc. and 0.001% held in trust by nominee shareholders on behalf of Ingram Micro Inc.

[46]	Dormant.

[47]	Dormant. 76% of shares owned by Ingram Micro Australia Pty Limited and 24% of shares owned by Ingram Micro Asia Ltd.

[48]	Ingram Micro Pty Ltd owns 100% of the issued share capital effective March 31, 2005.

[49]	99% of shares owned by Ingram Micro Asia Holdings Inc. and 1% of shares owned by Ingram Micro Delaware Inc.

[50]	Dormant.

[51]	Dormant.

[52]	Dormant.

[53]	Dormant. In liquidation.

[54]	Dormant.

[55]	Dormant. 61% of shares owned by Techpac Mauritius Limited and 39% of shares owned by Tech Pacific Mauritius Limited.